                           EINSTEIN/NOAH BAGEL CORP.

                            (a Delaware corporation)

                                  $125,000,000

              7 1/4% Convertible Subordinated Debentures Due 2004

                               PURCHASE AGREEMENT

                                                                    May 22, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Alex. Brown & Sons Incorporated
Morgan Stanley & Co. Incorporated
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

       Einstein/Noah Bagel Corp., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Alex. Brown & Sons Incorporated and Morgan Stanley & Co. Incorporated (collectively, the "Initial Purchasers," which term shall also include any purchaser substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of the $125,000,000 aggregate principal amount of the Company's 7 1/4% Convertible Subordinated Debentures due 2004 (the "Debentures"), and with respect to the grant by the Company to the Initial Purchasers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional $18,750,000 principal amount of Debentures to cover over-allotments, if any. The aforesaid $125,000,000 principal amount of Debentures (the "Initial Securities") to be purchased by the Initial Purchasers and all or any part of the $18,750,000 principal amount of Debentures subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities." The Securities are to be issued pursuant to an Indenture dated as of May 29, 1997 (the

"Indenture") between the Company and Bankers Trust Company, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co., as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2) (the "DTC Agreement"), among the Company, the Trustee and DTC.

       The Securities are convertible into shares of common stock, $.01 par value per share, of the Company (the "Common Stock") in accordance with the terms of the Securities and the Indenture, at the initial conversion price specified in Schedule B hereto.

       The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and resold by the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, Securities may be resold or otherwise transferred only if such resale or transfer is hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act (the "1933 Act Regulations") by the Securities and Exchange Commission (the "Commission")). Prior to or concurrently with the purchase of the Securities by the Initial Purchasers, the Company will enter into with the Initial Purchasers an agreement (the "Registration Rights Agreement") pursuant to which the Company is required to file and use its reasonable efforts to have declared effective a registration statement under the 1933 Act to register resales of the Debentures and the shares of Common Stock issuable upon conversion thereof.

       The Company has prepared and delivered to the Initial Purchasers copies of a preliminary offering memorandum dated May 13, 1997 (the "Preliminary Offering Memorandum") and has prepared and will deliver to the Initial Purchasers, on the date hereof or on the next succeeding business day, copies of a final offering memorandum dated May 22, 1997 (the "Final Offering Memorandum"), each to be used by the Initial Purchasers in connection with their solicitation of purchases of the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents





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incorporated therein by reference, which has been prepared and delivered by the
Company to the Initial Purchasers in connection with its solicitation of purchases of the Securities.

       All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

       SECTION 1.  Representations and Warranties.

       (a) Representations and Warranties by the Company. The Company represents and warrants to each Initial Purchaser as of the date hereof and agrees with each Initial Purchaser, as follows:

              (i) Offering Memorandum. Neither the Offering Memorandum nor any amendments or supplements thereto, at the time the Offering Memorandum or any such amendment or supplement was issued, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Offering Memorandum, as amended or supplemented, at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

              (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Offering Memorandum are independent public accountants within the meaning of Regulation S-X under the 1933 Act.

              (iii) Financial Statements. The financial statements included or incorporated by reference in the Offering





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       Memorandum, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity (deficit) and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Offering Memorandum under "Recent Developments" present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Offering Memorandum.

              (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

              (vi) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of





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       the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than the pledge of such stock pursuant to the Company's secured revolving bank credit agreement dated May 17, 1996 with Bank of America Illinois, as agent for the lenders named therein, as amended
       (the "Credit Agreement"). The only subsidiaries of the Company are the subsidiaries listed on Schedule C attached hereto.

              (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans described in the Offering Memorandum or pursuant to the exercise of convertible securities, or options or warrants described in the Offering Memorandum). The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

              (viii) Authorization of Agreement. This Agreement has been, and at Closing Time the Registration Rights Agreement will have been, duly executed and delivered by the Company.

              (ix) Authorization of Securities and Indenture. The Securities to be issued and sold pursuant to this Agreement have been duly authorized, and when issued, authenticated and delivered pursuant to this Agreement, against payment of the consideration set forth herein, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other similar laws of general applicability now or hereafter in effect relating to or





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       affecting creditors' rights and to general equity principles, entitled to the benefits provided by the Indenture under which they are to be issued; when executed and delivered by the Company and the Trustee (assuming due authorization, execution and delivery by the Trustee), the Indenture will constitute a legal, valid and binding instrument enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization or other similar laws of general applicability now or hereafter in effect relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Offering Memorandum.

              (x) Common Stock Issuable Upon Conversion. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities shall be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; and the shares of Common Stock initially issuable upon conversion of Securities have been duly authorized and reserved for issuance, and when issued and delivered, pursuant to the terms of the Indenture, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Offering Memorandum; and the issuance of the Securities and the Common Stock issuable upon conversion of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

              (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and





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       will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

              (xii) Absence of Labor Dispute. Except as disclosed in the Offering Memorandum, no labor dispute with the employees of the Company or any subsidiary that could reasonably be expected to result in a Material Adverse Effect exists or, to the knowledge of the Company, has been threatened.

              (xiii) Absence of Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary which the Company reasonably believes is likely to result in a Material Adverse Effect, or which the Company reasonably believes is likely to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the Indenture or the Registration Rights Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.





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              (xiv)  Possession of Intellectual Property.  The Company and its
       subsidiaries own or possess, or reasonably believe that they can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") currently employed by them in connection with the business now operated by them, and, except as disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries has received any notice or, to the best of their respective knowledge, is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to carry on the business of the Company or any of its subsidiaries, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

              (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, the Indenture or the Registration Rights Agreement, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may be required under state securities laws.

              (xvi) Possession of Licenses and Permits. The Company and its subsidiaries possess such certificates, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess such Government Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse





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       Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

              (xvii) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

              (xviii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

              (xix) Taxes and Fees. All taxes and fees required to be paid with respect to the execution of the Indenture and the issuance of the Securities have been paid.

              (xx) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K/A filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the filing of the then most recent Annual Report of the Company on Form 10-K/A. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (xxi) No Public Offering. Neither the Company, any of its subsidiaries, nor, to the best of its knowledge, any of its other Affiliates (as defined in Rule 501(b) of





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       Regulation D under the 1933 Act ("Regulation D")), nor any person acting on its or their behalf (other than the Initial Purchasers as to which the Company makes no representation or warranty) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the 1933 Act.

              (xxii) Rule 144A and Regulation S Compliance. Neither the Company, any of its subsidiaries, nor, to the best of its knowledge, any of its other Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers as to which the Company makes no representation or warranty) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States. The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the 1933 Act. Neither the Company, any of its subsidiaries, nor, to the best of its knowledge, any of its other Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers as to which the Company makes no representation or warranty) has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S ("Regulation S") under the 1933 Act. Terms used in the preceding sentence have the meanings given to them by Regulation S. The Company has been advised by the National Association of Securities Dealers, Inc. that the Securities have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. The Company is subject to and in substantial compliance with the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

       (b) Officer's Certificates. Any certificates signed by any officer of the Company or any of its subsidiaries delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

       SECTION 2.  Sale and Delivery to Initial Purchasers; Closing.

       (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Initial Securities set forth in





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
Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Initial Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof.

       (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, severally and not jointly, to purchase up to an additional $18,750,000 principal amount of Securities at the same price set forth in Schedule B, plus accrued interest, if any, from the Closing Time to the Date of Delivery. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the subsequent resale of the Initial Securities upon notice by the Initial Purchasers to the Company setting forth the number of Option Securities as to which the several Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Initial Purchasers, but shall not be later than five full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Initial Purchasers, acting severally and not jointly, will purchase that proportion of the total principal amount of Option Securities then being purchased which the principal amount of Initial Securities set forth in Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Initial Securities, subject in each case to such adjustments as the Initial Purchasers in their discretion shall make to eliminate any sales or purchases of Securities having a principal amount less than $1,000.

       (c) Payment. Payment of the purchase price for the Initial Securities shall be made at the office of Bell, Boyd & Lloyd, Three First National Plaza, Chicago, Illinois, and delivery of certificates for the Initial Securities shall be made against payment therefor at the office of Merrill Lynch, Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1305, or (in either case) at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchasers and the Company (such time





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
and date of payment and delivery being herein called "Closing Time").

       In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchasers, payment of the purchase price for such Option Securities shall be made at the above-mentioned office, or (in either case) at such other place as shall be agreed upon by the Initial Purchasers and the Company, on each Date of Delivery as specified in the notice from the Initial Purchasers to the Company.

       Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Initial Purchasers of certificates for the Securities to be purchased by them.

       (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Initial Purchasers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

       (e) Information with Respect to Initial Purchasers. Each Initial Purchaser, severally and not jointly, hereby represents and warrants to, and agrees with, the Company that it (i) is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an institutional "accredited investor" within the meaning of Regulation D under the 1933 Act (an "Accredited Investor"); (ii) has not and will not solicit offers for, or offer or sell, Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under Regulation D under the 1933 Act; and (iii) will otherwise act in accordance with the terms and conditions set forth in this Agreement, including
Section 8 hereof, and in the Offering Memorandum in connection with the placement of the Securities contemplated hereby.

       SECTION 3. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

       (a) Delivery of Offering Memorandum. The Company agrees to furnish to each Initial Purchaser, as promptly as possible, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any supplements and amendments thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

       (b) Amendments to Offering Memorandum. The Company will give the Initial Purchasers notice of its intention to prepare any amendment or supplement to the Offering Memorandum and will not use any such amendment or supplement to which the Initial Purchasers or counsel for the Initial Purchasers shall reasonably object. Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in
Section 5 hereof.

       (c) Material Changes. The Company will immediately notify the Initial Purchasers, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the placement of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company (which the Initial Purchasers agree to provide promptly, and in any event no later than two business days after such completion), any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries that (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to the Initial Purchasers an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

       (d) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Initial Purchasers, to qualify the Securities and the shares of Common Stock issuable upon conversion of the Securities for offering and sale under the applicable securities laws of such states and other domestic jurisdictions as the Initial Purchasers may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities or such shares of Common Stock have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required to complete the distribution of the Securities or as otherwise required by law.

       (e) Rule 144A Information. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, to make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

       (f) Integration. The Company agrees that it will not make any offer and sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer and sale would render invalid (as applicable to (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others, in each case in accordance with the terms and conditions herein set forth) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder.

       (g) Reasonable Inquiry. In connection with the original distribution of the Securities, the Company agrees that, prior to any offer or resale of the Securities by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries.

       (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds."

       (i) Restriction on Sale of Debt Securities. The Company will not, without the prior written consent of Merrill Lynch, contract to sell or announce or make any offering, sale or other disposition of any debt securities of the Company having a maturity greater than one year during the period beginning from the date of this Agreement and continuing through the earlier of the termination of trading restrictions with respect to the Securities, as notified to the Company by you, or the Closing Time.

       (j) Restriction on Sale of Equity Securities. During a period of 180 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder and shares of Common Stock issuable upon conversion thereof, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Offering Memorandum, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Offering Memorandum or (D) any shares of Common Stock issued in connection with acquisitions (provided that the number of shares of Common Stock issued in connection with such acquisitions does not exceed 1,000,000).

       (k) Reservation of Shares. The Company will reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue Common Stock upon conversion of Securities.

       SECTION 4. Payment of Expenses.

       (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and delivery of the Offering Memorandum and of each amendment or supplement thereto, (ii) the preparation, reproduction and delivery to the Initial Purchasers of this Agreement, the Indenture and the Registration Rights Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Initial Purchasers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities and the shares of Common Stock issuable upon conversion of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, (viii) any fees payable in connection with the rating of the Securities and (ix) the fee of the National Association of Securities Dealers, Inc.

       (b) Termination of Agreement. If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5(i) or Section 9(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

       SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

       (a) Opinion of Counsel for Company. At Closing Time the Initial Purchasers shall have received the favorable opinion, dated as of Closing Time, of Bell, Boyd & Lloyd, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit A hereto.

       (b) Opinion of Counsel for Initial Purchasers. At Closing Time the Initial Purchasers shall have received the favorable opinion, dated as of Closing Time, of Mayer, Brown & Platt, counsel for the Initial Purchasers with respect to the matters set forth in (i), (ii), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (vii) to (xi), inclusive, (xiii) (solely as to the information in the Offering Memorandum under "Description of Debentures" and "Description of Capital Stock"),(xix), (xx) and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

       (c) Officers' Certificate. At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, in their capacities as officers of the Company and not individually, dated as of Closing Time, to the effect that, to the best of their knowledge based on reasonable investigation, (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to Closing Time.

       (d) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum.

       (e) Bring-down Comfort Letter. At Closing Time the Initial Purchasers shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

       (f) Lock-up Agreement. At the date of this Agreement, the Initial Purchasers shall have received an agreement substantially in the form of Exhibit B hereto signed by Boston Chicken, Inc.

       (g) Conditions to Purchase of Option Securities. In the event that the Initial Purchasers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Initial Purchasers shall have received:

              (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, in their capacities as officers of the Company and not individually, confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

              (ii) Opinion of Counsel for Company. The favorable opinion of Bell, Boyd & Lloyd, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a) hereof.

              (iii) Opinion of Counsel for Initial Purchasers. The favorable opinion of Mayer, Brown & Platt, counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

              (iv) Bring-down Comfort Letter. A letter from Arthur Andersen LLP, in form and substance satisfactory to the Initial Purchasers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Initial Purchasers pursuant to
       Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

       (h) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and with respect to the shares of Common Stock issuable upon conversion of the Securities shall be reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

       (i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Initial Purchasers to purchase the relevant Option Securities, may be terminated by the Initial Purchasers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4.

       SECTION 6.  Indemnification.

       (a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

              (iii) against any and all expenses whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto); and provided further, that, insofar as this indemnity agreement relates to any untrue statement or omission, or any alleged untrue statement or omission, made in the Preliminary Offering Memorandum, but eliminated or remedied in the Final Offering Memorandum, it shall not inure to the benefit of an Initial Purchaser (or to the benefit of any person who controls such Initial Purchaser) if a copy of the Final Offering Memorandum was not delivered by such Initial Purchaser to the person asserting the claim arising from such untrue statement or omission, or such alleged untrue statement or omission at or prior to the confirmation of the sale of the Securities to such person, if the delivery thereof would have constituted a defense to the claim asserted by such person.

       (b) Indemnification of Company, Directors and Officers. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, each of its officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto).

       (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action, with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel retained for local procedural and practice matters) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, (iii) does not impugn the reputation of any indemnified party and (iv) does not restrict any indemnified party from engaging in any activity.

       (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

       SECTION 7. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto and identified as such, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers.

       SECTION 8.  Subsequent Offers and Resales of the Securities.  (a)
       Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale by the Initial Purchasers of the Securities.

              (i) Offers and sales of the Securities will be made by the Initial Purchasers only to (A) institutional investors that are reasonably believed to qualify as Accredited Investors (each such institutional investor being hereinafter referred to as an "Institutional Accredited Investor"), or (B) in the case of Securities resold or otherwise transferred pursuant to Rule 144A, to institutional investors that are reasonably believed to qualify as Qualified Institutional Buyers or (C) to non-U.S. persons in offshore transactions in reliance upon Regulation S under the 1933 Act.

              (ii) The Securities will be offered by the Initial Purchasers only by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in connection with the offering of the Securities.

              (iii) In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause
       (a) above, each third party shall, in the judgment of the Initial Purchasers, be an Institutional Accredited Investor or a Qualified Institutional Buyer or a non-U.S. person outside the United States.

              (iv) The transfer restrictions and the other provisions set forth in Section 2.6 of the Indenture, including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the

       Initial Purchasers. Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, except as otherwise provided in Section 6 hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Security.

              (v) The Initial Purchasers will deliver to each Subsequent Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

       (b) Each Initial Purchaser understands that the Securities have not been and will not be registered prior to or at Closing Time under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser represents and agrees that, except as permitted herein, it has offered and sold Securities and will offer and sell Securities (i) as part of its distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and the Closing Time, only in accordance with Rule 903 of Regulation S or Rule 144A under the 1933 Act. Accordingly, neither such Initial Purchaser, its affiliates nor any persons acting on its behalf have engaged or will engage in any directed selling efforts with respect to Securities, and such Initial Purchaser, its affiliates and any person acting on its behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities (other than a sale of Securities pursuant to Rule 144A), it will have sent to each distributor, dealer or person, if any, receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect.

       "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with

       Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in the above paragraph have the meanings given to them by Regulation
S.

       SECTION 9.  Termination of Agreement.

       (a) Termination; General. The Initial Purchasers may terminate this Agreement, by written notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis, in each case the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

       (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

       SECTION 10. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the non-defaulting Initial Purchasers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Initial Purchasers shall not have completed such arrangements within such 24-hour period, then:

       (a) if the principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

       (b) if the principal amount of Defaulted Securities exceed 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Initial Purchasers to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Initial Purchasers or the Company.

       No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

       In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Initial Purchasers to purchase and the Company to sell the relevant Option Securities, as the case may be, either the non-defaulting Initial Purchasers or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 10.

       SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Initial Purchasers c/o Merrill Lynch at 5500 Sears Tower, Chicago, Illinois 60606, Attention: Charles A. Lewis, Vice Chairman - Investment Banking; and notices to the Company shall be directed to it at 14123 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401,
Attention:  Paul Strasen, General Counsel.

       SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the

Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchasers shall be deemed to be a successor by reason merely of such purchase.

       SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

       SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.



                                           Very truly yours,

                                           EINSTEIN/NOAH BAGEL CORP.


                                           By  /s/ JOEL M. ALAM
                                              ----------------------------------
                                                  Title:  Senior Vice President


CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED
ALEX. BROWN & SONS INCORPORATED
MORGAN STANLEY & CO. INCORPORATED

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                       INCORPORATED



By   /s/ MICHAEL G. O'GRADY
   -------------------------------------------
       Authorized Signatory

                                   SCHEDULE A



                                                                    Principal
                                                                    Amount of
                                                                     Initial
Name of Initial Purchaser                                           Securities
-------------------------                                           ----------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated  . . . . . . . . . . . . . . . . . . . . .  $41,668,000
Alex. Brown & Sons Incorporated . . . . . . . . . . . . . . . . . .   41,666,000
Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . . . .   41,666,000
                                                                     -----------



Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $125,000,000
                                                                    ============





                                   Sch A - 1

                                   SCHEDULE B

                           EINSTEIN/NOAH BAGEL CORP.
                                  $125,000,000
              7 1/4% Convertible Subordinated Debentures due 2004



       1. The initial price to investors of the Securities shall be 100% of principal amount thereof, plus accrued interest, if any, from the date of issuance.

       2. The purchase price to be paid by the several Initial Purchasers for the Initial Securities shall be 97.25% of the principal amount thereof.

       3.     The interest rate on the Securities shall be 7 1/4% per annum.

       4. The Securities shall be convertible into shares of Common Stock, par value $.01 per share, of the Company at an initial conversion price of $21.25 per share.





                                   Sch B - 2

                                   SCHEDULE C

                              List of Subsidiaries


                            Brackman Brothers, Inc.
                              Baltimore Bagel Co.
                          Noah's New York Bagels, Inc.





                                   Sch C - 1

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(a)

       (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

       (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum.

       (iii) To the best of our knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

       (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

       (v) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, to the best of our knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge and information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (other than the pledge of stock pursuant to the Credit Agreement).

       (vi) The issuance of the Securities or the shares of Common Stock issuable upon conversion of the Securities is not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or, to the best of their knowledge and information, otherwise.

       (vii) The Purchase Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company.

       (viii) The Initial Securities or Option Securities, as the case may be, to be issued and sold by the Company pursuant to the Purchase Agreement have been duly authorized by requisite corporate action on the part of the Company, and the Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you, will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof in the Offering Memorandum.

       (ix) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

       (x) Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities shall be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; and the shares of Common Stock initially issuable upon conversion of Securities have been duly authorized and reserved for issuance and, when issued and delivered pursuant to the terms of the Indenture, will be validly issued, fully paid and non-assessable.

       (xi) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the charter and by-laws of the Company.

       (xii) To the best of our knowledge and information, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

       (xiii) The information in the Offering Memorandum under "Description of Debentures" and "Description of Capital Stock", to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

       (xiv) To the best of our knowledge and information, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Offering Memorandum other than those described or referred to therein, and the descriptions thereof or references thereto are correct in all material respects.

       (xv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement the Indenture, or the Registration Rights Agreement or for the offering, issuance or sale of the Securities.

       (xvi) To the best of our knowledge and information, the execution, delivery and performance of the Purchase Agreement, the Indenture and the Registration Rights Agreement and the consummation of the transactions contemplated thereby (including the issuance and sale of the Securities) and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase

Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches, defaults, Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

       (xvii) The Company is not an "investment company" as such term is defined in the 1940 Act.

       (xviii) Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Offering Memorandum complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

       (xix) Assuming the accuracy of the representations and warranties of the Company and the Initial Purchasers contained in the Purchase Agreement and compliance with the agreements of the Company and the Initial Purchasers contained therein, no registration of the Securities under the 1933 Act is required, and no qualification of the Indenture under the Trust Indenture Act of 1939 is necessary, for the offer and sale of the Securities to the Initial Purchasers as contemplated by the Purchase Agreement or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with the Purchase Agreement.

       (xx) The Securities are not of the same class (within the meaning of Rule 144A) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the 1934 Act or that are quoted in a United States automated inter-dealer quotation system.

       Nothing has come to our attention that would lead us to believe that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Offering

Memorandum was issued, at the time any such amendment or supplement to the Offering Memorandum was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                   [FORM OF LOCK-UP FROM BOSTON CHICKEN, INC.
                           PURSUANT TO SECTION 5(F)]


                                                                       Exhibit B


                                 May ___, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated,
Alex. Brown & Sons Incorporated
Morgan Stanley & Co. Incorporated
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

       Re:  Proposed Private Offering by Einstein/Noah Bagel Corp.

Dear Sirs:

       The undersigned, a stockholder of Einstein/Noah Bagel Corp., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Alex. Brown & Sons Incorporated and Morgan Stanley & Co. Incorporated propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the private offering of 7 1/4% Convertible Subordinated Debentures due 2004.
In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each purchaser to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's common stock, par value $.01 per share (the "Common Stock") or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that such foregoing restrictions shall not apply to shares of Common Stock subject to options granted by the undersigned which are outstanding on the date hereof.



                                           Very truly yours,



                                           Signature:
                                                     -------------------------
                                           Print Name:
                                                      ------------------------





                                      B-2